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Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 033-064299, 333-09667, 333-09669, 333-09671, 333-09673, 333-26179, 333-63575 and 333-61244) of our report dated March 25, 2002, with respect to the financial statements and schedule of Hawaiian Airlines, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Honolulu, Hawaii
July 22, 2002

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  Exhibit 23
CONSENT OF INDEPENDENT AUDITORS